Exhibit 99.1

VBI Vaccines Secures $100 Million Debt Facility From K2 HealthVentures

CAMBRIDGE, Mass. (September 15, 2022) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced it has entered into a refinanced and upsized debt facility of up to $100 million with its existing lender, K2 HealthVentures (K2HV), a healthcare-focused specialty finance company.

Under the terms of the agreement, $50 million is immediately available to VBI upon closing, comprised of $30 million to refinance the outstanding facility the Company held with K2HV, and an incremental $20 million of non-dilutive funding. Future tranches of up to $25 million are committed and will be made available to VBI upon the achievement of certain clinical and financial milestones, and a further tranche of $25 million is available at the discretion of K2HV.

“Through our successful partnership with K2HV, this refinancing and access to additional capital further enables important financial flexibility as we continue our commercial launch of PreHevbrio™ and advance our prophylactic and therapeutic vaccine pipeline,” said Jeff Baxter, VBI’s President and CEO. “The K2HV team has proven to have a deep understanding of our business and the science driving VBI, and we are grateful for their support of and investment in VBI’s future.”

“We are pleased to be able to maintain and increase our support of VBI’s commercialization and pipeline development efforts, and we look forward to continuing to work with the VBI team in their mission to address significant unmet needs in infectious disease and oncology,” said Anup Arora, Founding Managing Director and Chief Investment Officer of K2HV.

About PreHevbrio™ [Hepatitis B Vaccine (Recombinant)]

VBI’s hepatitis B vaccine is the only 3-antigen hepatitis B vaccine, comprised of the three hepatitis B surface antigens of the hepatitis B virus – S, pre-S1, and pre-S2. It is approved for use in the United States, European Union/European Economic Area, United Kingdom, and Israel. The brand names for this vaccine are: PreHevbrio™ (US), PreHevbri™ (EU/EEA, UK), and Sci-B-Vac® (Israel).

Please visit www.PreHevbrio.com for U.S. Important Safety Information for PreHevbrio™ [Hepatitis B Vaccine (Recombinant)], or please see U.S. Full Prescribing Information.

U.S. Indication

PreHevbrio is indicated for prevention of infection caused by all known subtypes of hepatitis B virus. PreHevbrio is approved for use in adults 18 years of age and older.

U.S. Important Safety Information (ISI)

Do not administer PreHevbrio to individuals with a history of severe allergic reaction (e.g. anaphylaxis) after a previous dose of any hepatitis B vaccine or to any component of PreHevbrio.

Appropriate medical treatment and supervision must be available to manage possible anaphylactic reactions following administration of PreHevbrio.

Immunocompromised persons, including those on immunosuppressant therapy, may have a diminished immune response to PreHevbrio.

PreHevbrio may not prevent hepatitis B infection, which has a long incubation period, in individuals who have an unrecognized hepatitis B infection at the time of vaccine administration.

The most common side effects (> 10%) in adults age 18-44, adults age 45-64, and adults age 65+ were pain and tenderness at the injection site, myalgia, fatigue, and headache.

There is a pregnancy exposure registry that monitors pregnancy outcomes in women who received PreHevbrio during pregnancy. Women who receive PreHevbrio during pregnancy are encouraged to contact 1-888-421-8808 (toll-free).

To report SUSPECTED ADVERSE REACTIONS, contact VBI Vaccines at 1-888-421-8808 (toll-free) or VAERS at 1-800-822-7967 or www.vaers.hhs.gov.

Please see Full Prescribing Information.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Resources: http://www.vbivaccines.com/news-and-resources/

Investors: http://www.vbivaccines.com/investors/

About K2 HealthVentures

K2 HealthVentures is an alternative investment firm focused on providing flexible, long-term financing solutions to innovative private and public companies in the life sciences and healthcare industries. The investment team comprises collaborative, experienced professionals with diverse backgrounds in finance and operations, as well as deep domain knowledge across various healthcare sectors. A uniquely flexible, permanent capital structure enables the firm to provide creative, adaptive financing solutions and meet the evolving capital needs of its portfolio companies as they grow. K2HV is driven by dual goals of Profit and Purpose—aiming to fuel the growth of innovative companies that will ultimately improve the lives of patients and giving a percentage of investment profits back to underserved areas in healthcare. www.k2hv.com

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio/PreHevbri; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio/PreHevbri; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 7, 2022, and filed with the Canadian security authorities at sedar.com on March 7, 2022, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com